IDI Global, Inc.
                               462 East 800 North
                                Orem, Utah 84097

                                January 14, 2005


SBI Advisors, LLC
610 Newport Center Drive
Suite 1205
Newport Beach, CA  92660
Attn: Shelly Singhal

            Re: Approval of Acquisition of Mentoring of America - St. George Office Call Center

David:

                  IDI Global, Inc. (the "Company") is nearing completion of its proposed acquisition of the Mentoring of American - St. George Office call center from an affiliate of Mentoring of America, HG Marketing, Inc. (the "Transaction"). As you know, the final terms of the Transaction do not comply with the requirements of an "Approved Transaction" under that certain Term Credit Agreement (the "Term Loan Agreement"), dated as of December 24, 2004, by and among the Company, Hong Kong League Central Credit Union and SBI Advisors, LLC. Notwithstanding the foregoing, it is our understanding that you have agreed to treat the Transaction, as presently proposed and discussed with you, as an "Approved Transaction" for all purposes under the Term Loan Agreement and all other agreements entered into by the Company in connection with the financing thereunder.

                  In addition, you will find enclosed a warrant agreement we recently discussed granting to SBI USA, LLC the right to purchase 250,000 shares of the Company's common stock at an exercise price equal to $0.70 per share.

                  Please acknowledge that this letter accurately reflects your understanding of the foregoing by signing where indicated below and faxing a counterpart of this letter to Kevin Griffith at (801) 224-4457.

                                         Best regards,

                                         IDI Global, Inc.

                                          /s/ Kevin Griffith
                                         Kevin Griffith
                                         President and Chief Executive Officer

ACKNOWLEDGED AND AGREED:

SBI Advisors, LLC

/s/ Shelly Singhal

Shelly Singhal
Manager